UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 20, 2006
                                (Date of Report)


            SHEERVISION, INC. (F/K/A CLEAN WATER TECHNOLOGIES, INC.)
             (Exact name of registrant as specified in its charter)


          DELAWARE                    000-27629                  23-2426437
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


                     4030 PALOS VERDES DRIVE N., SUITE 104,
                             ROLLING HILLS, CA 90274
                    (Address of principal executive offices)

                                 (310) 265-8918
              (Registrant's telephone number, including area code)



         2716 St. Andrews Boulevard, Suite 200, Tarpon Springs, FL 34688
--------------------------------------------------------------------------------
              (Former name or former address, if changed since last
                                    report.)

        This Report on Form 8-K being filed by Clean Water Technologies, Inc., a Delaware corporation (the "REGISTRANT" or the "COMPANY") relates to the amendment of the articles of incorporation of the Registrant.

ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION

        The Registrant has filed the Second Amended and Restated Certificate of Incorporation (the "RESTATED CERTIFICATE") with the Secretary of State of the State of Delaware in order to (i) change the name of the Registrant from Clean Water Technologies, Inc. to SheerVision, Inc., (ii) increase the aggregate number of shares of authorized common stock of the Registrant from 50,000,000 shares to 90,000,000 shares, (iii) add to the authorized capital stock of the Registrant a "blank check" class of 10,000,000 shares of preferred stock, the designations, powers, preferences and relative, participating, optional, or other special rights, and the qualifications, limitations and restrictions of which may be established in one or more series from time to time by the Board of Directors of the Registrant or any authorized committee thereof, and (iv) add certain limitations on personal liabilities of the Registrant's directors. A certified copy of the Restated Certificate is attached hereto as Exhibit 3.01.

         Also, see Registrant's press release attached hereto as Exhibit 99.1.

ITEM 8.01         OTHER EVENTS

         In connection with the change in the Registrant's name, the Registrant's CUSIP number has been changed to 82104Q 10 5 and its trading symbol on the OTC Bulletin Board has been changed to SVSO commencing at the opening of business on June 19, 2006.

ITEM 9.01.    FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

         Exhibit 3.1 Certified copy of the Amended and Restated Certificate of Incorporation of the Registrant

         Exhibit 99.1      Press Release, dated June 19, 2006

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 20, 2006

                                                     SHEERVISION, INC.


                                                     /s/ Suzanne Lewsadder
                                                     ---------------------------
                                                     Name: Suzanne Lewsadder
                                                     Title:   CEO